Exhibit 32.1
RAVEN INDUSTRIES, INC.
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
The undersigned, Ronald M. Moquist, the President and Chief Executive Officer of Raven Industries, Inc., has executed this Certification in connection with the filing with the Securities and Exchange Commission of Raven Industries, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009 (the “Report”).
The undersigned hereby certifies, to his knowledge, that:
•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Raven Industries, Inc.
IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 4th day of December 2009.

/s/ Ronald M. Moquist
Ronald M. Moquist
President and Chief Executive Officer